UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2019

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SKIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 20, 2019, Peak Resorts, Inc. (the “Company”) held a Special Meeting of Shareholders of the Company (the “Special Meeting”) in Wildwood, Missouri. As of August 19, 2019, the Company’s record date for the Special Meeting (the “Record Date”), there were 15,227,562 shares of the Company’s common stock outstanding, each entitled to one vote per share, for an aggregate of 15,227,562 votes, and there were 40,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding, for aggregate votes of 6,359,300 (or 158.9825 votes per share of Series A Preferred Stock, which number is equal to the number of shares of common stock into which each such share of Series A Preferred Stock was convertible on the Record Date). Therefore, a total of 21,586,862 votes were eligible to be cast at the Special Meeting. At the Special Meeting, 19,259,847 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting (including the Series A Preferred Stock voting on an as-converted basis, as calculated pursuant to the conversion provisions of the certificate of designation for the Series A Preferred Stock) were represented in person or by proxy, constituting approximately 89% of the outstanding shares entitled to vote and a quorum to conduct business at the Special Meeting.

The final results for each of the proposals submitted to a vote of shareholders at the Special Meeting, as certified by the inspector of elections, are set forth below:

Proposal 1: To adopt the merger agreement and approve the merger and the other transactions contemplated thereby.

For	Against	Abstain
19,249,199	1,747	8,901

Proposal 2: To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement and approve the merger and the other transactions contemplated thereby at the time of the Special Meeting.

For	Against	Abstain
19,113,082	133,534	13,230

No other proposals were submitted for shareholder action.

Each of the proposals was approved by the requisite vote of the Company’s common stock and Series A Preferred Stock, voting together as a single class on an as-converted basis. Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated thereby.

The consummation of the merger remains subject to the satisfaction or waiver of certain closing conditions set forth in the merger agreement adopted by the Company’s shareholders and is expected to close on or about September 24, 2019.

Item 7.01.	Regulation FD Disclosure.

On September 20, 2019, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished hereto as Exhibit 99.1.

No shareholder as of the Record Date has filed with the Company, before or at the Special Meeting, a written objection to the Merger that was approved at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2019
PEAK RESORTS, INC.
(Registrant)

	By:	/s/ Christopher J. Bub
	Name:	Christopher J. Bub
	Title:	Chief Financial Officer